EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Systems Incorporated:

We consent to the incorporation by reference in the registration statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, 333-205225, 333-212305, 333-215613 and 333-219023) on Form S-8 and registration statements (Nos. 333-164378, 333-186144 and 333-209764) on Form S-3 of Adobe Systems Incorporated of our report dated January 22, 2018, with respect to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of December 1, 2017 and December 2, 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 1, 2017, and the effectiveness of internal control over financial reporting as of December 1, 2017, which report appears in the December 1, 2017 annual report on Form 10‑K of Adobe Systems Incorporated.
Our report dated January 22, 2018, on the effectiveness of internal control over financial reporting as of December 1, 2017, contains an explanatory paragraph that states that Adobe Systems Incorporated acquired TubeMogul, Inc. (TubeMogul) on December 19, 2016, as discussed in Note 2 to the consolidated financial statements. As discussed in Management’s Annual Report on Internal Control over Financial Reporting appearing under Item 9A, management excluded from its assessment of the effectiveness of Adobe Systems Incorporated’s internal control over financial reporting as of December 1, 2017, TubeMogul’s internal control over financial reporting associated with consolidated total assets of approximately 1.8% and consolidated total revenues of approximately 2.5%, included in the consolidated financial statements of Adobe Systems Incorporated and subsidiaries as of and for the year ended December 1, 2017. Our audit of internal control over financial reporting of Adobe Systems Incorporated as of December 1, 2017, also excluded an evaluation of the internal control over financial reporting of TubeMogul.

(signed) KPMG LLP
Santa Clara, California
January 22, 2018